SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]   Preliminary proxy statement.
[ ]   Definitive proxy statement.
[ ]   Definitive additional materials.
[X]   Soliciting material under Rule 14a-12.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).


                           THE NEW GERMANY FUND, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:






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

                           THE NEW GERMANY FUND, INC.
                                 345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

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April 4, 2005


         An article published today by Dow Jones Newswires, entitled "Tales of the Tape: Goldstein Eyes Close-End Fund Fights" included the following passage containing statements attributed to Robert Wadsworth, a director of The New Germany Fund, Inc.:

         Robert Wadsworth, a director of New Germany Fund, said Goldstein looks out only for his self-interest and not other stockholders. 'He is an arbitrageur,' he said. 'The problem is that, if you're a member of the fund board, you have to figure out what all of the shareholders want,' Wadsworth said. 'I try to focus on the interests of the long-term shareholders, not just those (like Phil) who are trying to get in and out and make a quick buck.' Goldstein wants to elect his slate of candidates to the board of the New Germany Fund in a move to change it to an open-end fund since it trades at a steep discount of 15% to its net asset value. Wadsworth said shareholders who have been in the fund since last year when Goldstein proposed making it an open-end fund have done better since then from the fund's performance than if they had taken a one-time gain from liquidating the fund.


STOCKHOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT THE FUND WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS AND OTHER INTERESTED PARTIES MAY OBTAIN, FREE OF CHARGE, COPIES OF THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELATED DOCUMENTS FILED BY THE FUND AT THE SEC'S WEBSITE (HTTP:/WWW.SEC.GOV). THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELATED DOCUMENTS FILED WITH THE SEC MAY ALSO BE OBTAINED BY A STOCKHOLDER FROM THE FUND FREE OF CHARGE. SUCH REQUESTS SHOULD BE DIRECTED BY MAIL TO THE NEW GERMANY FUND, INC., C/O DEUTSCHE ASSET MANAGEMENT, 345 PARK AVENUE, NYC20-2799, NEW YORK, NEW YORK 10154 OR BY TELEPHONE TO 1-800-437-6269.




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